Exhibit M(3)

Form of

Amended Schedule A

(dated April 24, 2026) to

the

MML Series Investment Fund

Service Class and Service Class I

Distribution and Services Plan

Dated August 15, 2008

MML Focused Equity Fund

MML Foreign Fund

MML Income & Growth Fund

MML Small/Mid Cap Value Fund

MML Sustainable Equity Fund

MML VIP Aggressive Allocation Fund

MML VIP American Century Mid Cap Value Fund

MML VIP American Century Small Company Value Fund

MML VIP American Funds 65/35 Allocation Fund

MML VIP American Funds 80/20 Allocation Fund

MML VIP American Funds Growth Fund

MML VIP Balanced Allocation Fund

MML VIP BlackRock® Equity Index Fund

MML VIP Conservative Allocation Fund

MML VIP Fidelity Institutional AM® Core Plus Bond Fund

MML VIP Growth Allocation Fund

MML VIP Invesco Global Fund

MML VIP Invesco Main Street Equity Fund

MML VIP JPMorgan U.S. Research Enhanced Equity Fund1

MML VIP Loomis Sayles Large Cap Growth Fund

MML VIP MFS® International Equity Fund

MML VIP Moderate Allocation Fund

MML VIP T. Rowe Price Blue Chip Growth Fund

MML VIP T. Rowe Price Equity Income Fund

MML VIP T. Rowe Price Mid Cap Growth Fund

MML VIP Wellington Small Cap Growth Equity Fund

1   Currently named MML Managed Volatility Fund. New name shown to be proposed at the next Board meeting.